UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

Redbox Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	001-39741 (Commission File Number)	85-2157010 (IRS Employer Identification No.)

1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60181 (Address, including Zip Code, of Principal Executive Offices)

(630) 756-8000 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RDBX	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	RDBXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)

On April 24, 2022, Kavita Suthar notified Redbox Entertainment Inc. (the “Company”) that she intends to resign from her position as Chief Financial Officer, effective as of May 16, 2022 to spend more time with her family. Ms. Suthar will remain in her position as Chief Financial Officer until the date her resignation becomes effective.

The Company’s Board of Directors appointed Mitchell Cohen, age 66, to serve as interim Chief Financial Officer of the Company. Mr. Cohen will join the Company on April 25, 2022, performing transitional services until he assumes the interim Chief Financial Officer position effective May 17, 2022.

In connection with the appointment of Mr. Cohen, the Company entered into an interim services agreement (the “Interim Services Agreement”) on April 23, 2022 with Randstad Professionals US, LLC d/b/a Tatum (“Tatum”), an executive services firm. Pursuant to the Interim Services Agreement, Tatum will be paid a weekly flat fee of $16,000 for the services provided by Mr. Cohen. The Company has also agreed to maintain officers insurance covering Mr. Cohen at all times the Interim Services Agreement remains in effect and, with respect to occurrences arising during the term of the Interim Services Agreement, for at least five years following its termination.

Mr. Cohen has more than 25 years of financial, operations and general business experience as a senior executive, including as Chief Operating Officer and Chief Financial Officer, at several public and private companies. He has several years of public accounting experience, with an emphasis on financial audits and mergers and acquisitions engagements. Mr. Cohen has also taught professional education classes for accountants with a focus on Securities and Exchange Commission matters, and has taught continuing education classes at Hofstra University.

There are no arrangements or understandings between Mr. Cohen and any other persons pursuant to which he was retained as interim Chief Financial Officer, other than the Interim Services Agreement discussed above. Mr. Cohen has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2022	REDBOX ENTERTAINMENT INC.

	By:	/s/ Frederick W. Stein
Frederick W. Stein
Chief Legal Officer and Secretary